UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

NEW ENGLAND BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-51589	04-3693643
(State or other Jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

855 Enfield Street, Enfield, Connecticut 06082
(Address of principal executive offices)

(860) 253-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of New England Bancshares, Inc. (the “Company”) was held on November 1, 2012 (the “Annual Meeting”).  The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Matter 1. The approval and adoption of the Agreement and Plan of Merger, dated May 30, 2012, by and between United Financial Bancorp, Inc and New England Bancshares, Inc. pursuant to which New England Bancshares, Inc. will merge with and into United Financial Bancorp, Inc.

Shares Voted For	Shares Voted Against	Abstentions
3,324,745	190,104	11,551

Matter 2. A proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Agreement and Plan of Merger.

Shares Voted For	Shares Voted Against	Abstentions
4,022,608	344,265	27,895

Matter 3. A non-binding advisory resolution approving the compensation payable to the named executive officers of New England Bancshares, Inc. in connection with the merger.

Shares Voted For	Shares Voted Against	Abstentions
2,999,955	466,487	59,958

Matter 4.  The election of Lucien P. Bolduc, Myron J. Marek, Thomas P. O’Brien and Kathryn C. Reinhard as directors for a term of three years.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Lucien P. Bolduc	3,420,779	105,621	868,368
Myron J. Marek	3,401,247	125,153	868,368
Thomas P. O’Brien	3,406,553	119,847	868,368
Kathryn C. Reinhard	3,406,583	119,817	868,368

Matter 5.  The ratification of the appointment of Shatswell, MacLeod & Company P.C. as independent auditors of New England Bancshares, Inc. for the fiscal year ending March 31, 2013.

Shares Voted For	Shares Voted Against	Abstentions
4,269,650	105,976	19,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENGLAND BANCSHARES, INC.

DATE: November 2, 2012	By:/s/ David J. O’Connor
David J. O’Connor
President and Chief Executive Officer